HELIUS MEDICAL TECHNOLOGIES ANNOUNCES ALLOWANCES OF 10 NEW PATENTS

(Newtown, PA) - January 4, 2016 - Helius Medical Technologies, Inc. (CSE: HSM; OTCQB: HSDT) ("Helius", or the "Company"), a medical technology company focused on the treatment of neurological symptoms caused by disease or trauma, announced today that ten (10) new patent applications (seven US and three Chinese) have been allowed by the US and Chinese Patent Offices in November and December 2015 building on the already strong patent portfolio of the company. The Company has a further 33 patents (22 US and 11 international) pending on its technology in the US and other markets around the world.

Country	Status	Title	Filed	Serial No.	Allowed
US	ALLOWED	Methods of Manufacturing Devices for the Neurorehabilitation of a Patient	12/3/2014	14/559,123	12/21/2015
US	ALLOWED	Devices for Delivering Non-Invasive Neuromodulation to a Patient	12/3/2014	14/558,787	11/10/2015
US	ALLOWED	A Non-Invasive Neurostimulation Device	12/3/2014	29/510,741	12/9/2015
US	ALLOWED	A Non-Invasive Neurostimulation Device	12/3/2014	29/510,742	12/4/2015
CN	ALLOWED	A Non-Invasive Neurostimulation Device	6/3/2015	201530177804.4	11/2/2015
US	ALLOWED	A Non-Invasive Neurostimulation Device	12/3/2014	29/510,745	12/21/2015
CN	ALLOWED	A Non-Invasive Neurostimulation Device	6/3/2015	201530178171.9	11/2/2015
US	ALLOWED	A Non-Invasive Neurostimulation Device	12/3/2014	29/510,754	12/7/2015
CN	ALLOWED	A Non-Invasive Neurostimulation Device	6/3/2015	201530177398.1	11/2/2015
US	ALLOWED	A Non-Invasive Neurostimulation Device	12/3/2014	29/510,755	12/8/2015

"The patents listed above are design and utility patents that will help defend against competitive intrusion into our market and I want to thank Proskauer Rose for its expertise and passion in helping us create a robust IP portfolio for the PoNS device," said CEO Phil Deschamps.

About the PoNS™

The PoNS™ device is a non-invasive means for delivering neurostimulation through the tongue. The PoNS™ therapy is currently being studied in the United States and Canada for the treatment of balance disorder for subjects with mild to moderate Traumatic Brain Injury ("mTBI"), and in Canada for the treatment of gait and balance disorder for subjects with MS.

The PoNS™ device is believed to be the first non-invasive means for delivering neurostimulation through the tongue. Researchers believe that use of the tongue as a gateway to the brain may be one of the most natural, non-invasive and direct ways to stimulate the brain. The tongue is anatomically unique, being richly innervated by thousands of nerve fibers and interconnected to the brainstem by two major cranial nerves.

About Helius Medical Technologies (HMT)

Helius Medical Technologies is a medical technology company focused on neurological wellness. HMT seeks to develop, license and acquire unique and non-invasive platform technologies that amplify the brain's ability to heal itself. HMT intends to file for U.S. Food and Drug Administration clearance for the PoNS™ device. For more information, please visit www.heliusmedical.com. The contents of this website are not, and should not be deemed to be, incorporated by reference herein.

Cautionary Disclaimer Statement:

The Canadian Securities Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

Forward-looking statements are often identified by terms such as "will", "may", "should", "anticipate", "expects" and similar expressions. All statements other than statements of historical fact, included in this release are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the failure to satisfy the conditions of the Canadian Securities Exchange and other risks detailed from time to time in the filings made by the Company with securities regulations.

The reader is cautioned that assumptions used in the preparation of any forward-looking information may prove to be incorrect. Events or circumstances may cause actual results to differ materially from those predicted, as a result of numerous known and unknown risks, uncertainties, and other factors, many of which are beyond the control of the Company. The reader is cautioned not to place undue reliance on any forward-looking information. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement. The forward-looking statements contained in this news release are made as of the date of this news release and the Company will update or revise publicly any of the included forward-looking statements as expressly required by applicable law.

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Contact:

Corporate Contact:

Phil Deschamps

614-596-2597

pdeschamps@heliusmedical.com

Investor Relations:

778-588-7144

info@heliusmedical.com

Media Contact:

Becky Kern

914-772-2310

media@heliusmedical.com